EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Superior Energy Services, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-216520) and on Form S-8 (No. 333-125316, 333-136809, 333-161212, 333-174972, 333-177679, 333-204563, 333-211565)  of Superior Energy Services, Inc. and subsidiaries of our reports dated February 22, 2018, with respect to the consolidated balance sheets of Superior Energy Services, Inc. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity, and cash flows, for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of Superior Energy Services, Inc.

KPMG LLP

Houston, Texas

February 22, 2018